SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2015

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under ay of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Appointment of Matthew R. Cicchinelli as President, PAR Government Business Unit

On December 15, 2015, the Company announced the appointment of Matthew R. Cicchinelli, 52, to the position of President of the Company's Government business subsidiaries, PAR Government Systems Corporation and Rome Research Corporation.  Mr. Cicchinelli will report to the Chief Executive Officer of PAR Technology Corporation.  Mr. Cicchinelli, joined PAR in 2011 as Executive Director for Operations, and in 2013 was promoted to Vice President, Intelligence, Surveillance and Reconnaissance (“ISR”) Innovations and has led the strategic expansion of the ISR Solutions line of business into Dayton, OH and the National Capital Region.  Prior to joining PAR, Mr. Cicchinelli served in various senior roles with the United States Marine Corps and the Department of Defense with a focus on command and control, ISR technologies, and strategic plans and policies.  Mr. Cicchinelli retired from the Marine Corps in 2011 with the rank of Colonel.  Mr. Cicchinelli holds a Bachelor’s Degree in Computer Science from Duke University, a Master’s Degree from the U.S. Naval War College and has served as a National Security Fellow with Harvard University’s Kennedy School of Government.

The Company’s press release announcing the appointment of Mr. Cicchinelli is included as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release of PAR Technology Corporation dated December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: December 15, 2015	/s/Matthew J. Trinkaus
Matthew J. Trinkaus
Chief Accounting Officer & Corporate Controller